Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

SAN DIEGO, July 30, 2009 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its second quarter results for the period ended June 30, 2009. Entropic reported second quarter net revenues of $26.1 million, an increase of 8 percent compared with $24.1 million in the first quarter of 2009 and 39 percent lower than in the second quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s second quarter net loss was $4.3 million, or ($0.06) per share (basic and diluted). This compares with GAAP net loss of $8.7 million, or ($0.13) per share (basic and diluted) in the first quarter of 2009. Non-GAAP net loss in the second quarter was $0.7 million, or ($0.01) per share (basic and diluted), compared to non-GAAP net loss of $4.2 million, or ($0.06) per share (basic and diluted) in the first quarter of 2009.

“We were pleased to see meaningful quarter over quarter revenue growth and we are now targeting non-GAAP profitability in the third quarter,” said Patrick Henry, president and CEO of Entropic Communications. “Our core MoCA business at Verizon is strong and we have new MoCA revenue opportunities with other U.S. Pay-TV service providers, which we expect to drive growth for us later this year and into 2010. We believe the potential for higher penetration rates in the DIRECTV deployment and new international deployments of our DBS ODU products can provide further revenue opportunities this year and into 2010.”

	Three months ended
(In millions, except per share data)	June 30, 2009	Mar. 31, 2009	June 30, 2008
Net revenues	$26.1	$24.1	$42.8
GAAP net loss	$(4.3)	$(8.7)	$(6.4)
GAAP net loss per share (basic and diluted)	$(0.06)	$(0.13)	$(0.10)
Non-GAAP net (loss) income [1]	$(0.7)	$(4.2)	$1.2
Non-GAAP net (loss) income per share[1]	$(0.01)	$(0.06)	$0.02

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS	PAGE 2

Recent Highlights

•

Reached volume production of the EN4020 fully integrated CMOS multi-mode hybrid tuner to address the silicon tuner market, which is estimated to nearly double from 170M units in 2009 to over 300M units by 2013.

•

Celebrated the award-winning MTI DODECA Low Noise Block Feedhorn (LNBF) featuring Entropic’s Channel Stacking Switch (CSS) , which won the prestigious 2009 Taiwan Excellence Award. This is the second award for the DODECA LNBF, having received the “2008 Innovation Product Award” from the Hsinchu Science Park Administration in December 2008.

•

Announced that the company’s next-generation CSS technology was tapped by top tier OEMS — Axing, Jultec, Unitron and Wisi — for the large free-to-air (FTA) European satellite market. Entropic’s RF5218 and RF5219 CSS chips are the industry-leading and de facto standard for single-cable solutions that fundamentally change and dramatically simplify direct broadcast satellite (DBS) delivery to the home.

•

Expanded our executive team with the addition of Dr. Tom Lookabaugh as chief technology officer. Lookabaugh is a seasoned executive with more than 20 years experience in developing communications technology solutions for satellite, cable, telco and broadcast industries. As CTO, Lookabaugh will define and drive the company’s technology and advanced architectures roadmap and will support the company’s business strategy.

•

Elected Keith Bechard to Entropic’s board of directors. Bechard brings extensive technical expertise in interactive television services, high definition television (HDTV) and service provider deployment to support Entropic’s strategy of enabling connected home entertainment with PayTV service providers.

For More Information

Entropic management will be holding a conference call today, July 30, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the second quarter and to provide guidance for the third quarter. You may access the conference call via any of the following:

Teleconference:	719-325-2488

Conference ID:	3146002

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS	PAGE 3

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. These non-GAAP financial measures exclude the income statement effects of, among others, all forms of stock-based compensation and the effects of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, non-cash acquired intangibles amortization and impairment charges, and restructuring charges (benefits), upon the number of diluted shares used in calculating non-GAAP earnings per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding quarter over quarter revenue growth, reaching non-GAAP profitability and our expectations regarding future revenue opportunities and growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks related to international operations including political and economic conditions in foreign markets; and other factors discussed in the “Risk Factors” section of Entropic’s Annual Report on Form 10-Q for the quarter ended March 31, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS	PAGE 4

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Angela Edgerton

The Ardell Group

858.792.2941

angela@ardellgroup.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$26,146	$24,123	$42,836	$50,269	$84,824
Cost of net revenues	13,201	11,904	23,869	25,105	46,706

Gross profit	12,945	12,219	18,967	25,164	38,118
Operating expenses:
Research and development	10,102	13,323	15,678	23,425	28,990
Sales and marketing	3,395	3,637	4,455	7,032	8,599
General and administrative	2,712	2,689	3,541	5,401	7,064
Write off of in-process research and development	—	—	1,300	—	1,300
Amortization of purchased intangibles	—	16	713	16	1,309
Restructuring charges (benefit) (1)	979	1,124	(10)	2,103	1,069
Impairment of goodwill and intangible assets (2)	—	208	—	208	—

Total operating expenses	17,188	20,997	25,677	38,185	48,331

Loss from operations	(4,243)	(8,778)	(6,710)	(13,021)	(10,213)
Other income (expense), net	30	59	191	89	(7)

Loss before income taxes	(4,213)	(8,719)	(6,519)	(12,932)	(10,220)

Income tax provision (benefit)	74	17	(72)	91	82

Net loss attributable to common stockholders	$(4,287)	$(8,736)	$(6,447)	$(13,023)	$(10,302)

Net loss per share attributable to common stockholders - basic and diluted	$(0.06)	$(0.13)	$(0.10)	$(0.19)	$(0.15)

Weighted average number of shares used to compute loss per share attributable to common stockholders	69,424	68,799	67,215	69,113	67,023

(1)	During the three months ended June 30, 2009 and March 31, 2009, the company recorded restructuring charges of $979,000 and $1,124,000, respectively, related to a restructuring plan implemented in March 2009 to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. Additional costs are expected to be recorded in the third quarter as the company completes the plan.

During the three and six months ended June 30, 2008, the company recorded a restructuring benefit of $10,000 and a restructuring charge of $1,069,000, respectively, related to exiting the lease agreement for the company’s former headquarters in San Diego, California, as well as related charges for the impairment of property and equipment and other long term assets.

(2)	During the three months ended March 31, 2009, the company recorded an impairment charge on intangible assets of $208,000. The company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in the company’s ongoing business operations.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2009	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,403	$30,602	$30,071
Marketable securities	850	849	4,339
Accounts receivable, net	14,930	17,181	13,915
Inventory	13,462	14,979	18,693
Prepaid expenses and other current assets	3,153	3,345	2,785

Total current assets	63,798	66,956	69,803
Property and equipment, net	12,154	12,802	13,046
Intangible assets, net	2,434	2,839	3,469
Other long-term assets	278	262	284

Total assets	$78,664	$82,859	$86,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,311	$10,440	$7,873
Accrued payroll and benefits	3,088	3,559	3,498
Deferred revenues	184	185	467

Total current liabilities	11,583	14,184	11,838
Stock repurchase liability	512	677	784
Other long-term liabilities	3,059	3,088	3,231
Stockholders’ equity	63,510	64,910	70,749

Total liabilities and stockholders’ equity	$78,664	$82,859	$86,602

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net (loss) income and net (loss) income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
GAAP net loss attributable to common stockholders	$(4,287)	$(8,736)	$(6,447)	$(13,023)	$(10,302)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	45	16	64	61	110
Research and development	996	1,522	1,829	2,518	3,587
Sales and marketing	326	368	611	694	1,234
General and administrative	853	902	868	1,755	2,065

Total stock-based compensation	2,220	2,808	3,372	5,028	6,996
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of net revenues	405	406	1,590	811	2,830
Operating expenses	—	16	713	16	1,309
Impairment of goodwill and intangible assets	—	208	—	208	—
Restructuring charges (benefit)	979	1,124	(10)	2,103	1,069
Write off of debt issuance costs	—	—	—	—	476
Retention bonuses	—	—	698	—	698
Write off of in-process research and development	—	—	1,300	—	1,300

Total of non-GAAP adjustments	3,604	4,562	7,663	8,166	14,678

Non-GAAP net (loss) income	$(683)	$(4,174)	$1,216	$(4,857)	$4,376

GAAP weighted average shares (basic)	69,424	68,799	67,215	69,113	67,023
Non-GAAP adjustment for dilutive shares (a)	—	—	6,146	—	6,429

Non-GAAP weighted average shares (basic and diluted)	69,424	68,799	73,361	69,113	73,452

GAAP net loss per share (basic and diluted)	$(0.06)	$(0.13)	$(0.10)	$(0.19)	$(0.15)
Non-GAAP adjustments detailed above (a)	0.05	0.07	0.12	0.12	0.21

Non-GAAP net (loss) income per share (basic and diluted)	$(0.01)	$(0.06)	$0.02	$(0.07)	$0.06

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.